                                                           Exhibit 10(f)

                            ARTICLES OF ORGANIZATION

                                       OF

                            MACKLOWE MANAGEMENT, LLC


(Under Section Two Hundred Three of the New York Limited Liability Company Law)

      The undersigned person, acting as an organizer of the limited liability company hereinafter named, sets forth the following statements.

      FIRST: The name of the limited liability company (the "company") is Macklowe Management, LLC.

      SECOND: The county within the State of New York in which the office of the company is to be located is in the County of

      THIRD: The company is not to have a specific date of dissolution in addition to the events of dissolution set forth in Section 701 of the New York Limited Liability Company Law.

      FOURTH: The Secretary of State of the State of New York is designated as agent of the company upon whom process against it may be served. The post office address within or without the State of New York to which the Secretary of State of the State of New York shall mail a copy of any process against the company served upon him or her is c/o Corporation Service Company, 80 State Street, Albany, New York 12207.

      FIFTH: The company is to be managed by one or more members.

      SIXTH: The name and the address within the State of New York of the registered agent of the company are: Corporation Service Company, 80 State Street, Albany, New York, 12007. The registered agent is to be the agent of the company upon whom process against it may be served.

      SEVENTH: The business purpose for which the company is formed is as follows: ordinary business purposes.

      EIGHTH: There are no limitations on the authority of managers of the company to bind the company.

            IN WITNESS WHEREOF, I have signed this document on the date set forth below and do hereby affirm, under penalties of perjury, that the statements contained therein have been examined by me and are true and correct.

Dated: April 28, 1998

                                    /s/ Mark E. DeAngelis
                                    ---------------------
                                    Mark E. DeAngelis, Authorized Signatory

                                                                   Exhibit 10(f)


                              ARTICLES OF ORGANIZATION

                                         OF

                             MACKLOWE CONSTRUCTION, LLC



   (Under Section Two Hundred Three of the New York Limited Liability Company
Law)

     The undersigned person, acting as an organizer of the limited liability company hereinafter named, sets forth the following statements.

     FIRST: The name of the limited liability company (the "company") is Macklowe Construction, LLC

     SECOND: The county within the State of New York in which the office of the company is to be located is in the County of

     THIRD: The company is not to have a specific date of dissolution in addition to the events of dissolution set forth in Section 701 of the New York Limited Liability Company Law.

     FOURTH: The Secretary of State of the State of New York is designated as agent of the company upon whom process against it may be served. The post office address within or without the State of New York to which the Secretary of State of the State of New York shall mail a copy of any process against the company served upon him or her is c/o Corporation Service Company, 80 State Street, Albany, New York 12207.

     FIFTH:  The company is to be managed by one or more members.

     SIXTH: The name and the address within the State of New York of the registered agent of the company are: Corporation Service Company, 80 State Street, Albany, New York 12207. The registered agent is to be the agent of the company upon whom process against it may be served.

     SEVENTH: The business purpose for which the company is formed is as follows: ordinary business purposes.

     EIGHTH: There are no limitations on the authority of managers of the company to bind the company.

          IN WITNESS WHEREOF, I have signed this document on the date set forth below and do hereby affirm, under penalties of perjury, that the statements contained therein have been examined by me and are true and correct.

Dated:  April 28, 1998


                                   /s/
                                   ---------------------------------------------
                                   Mark E. DeAngelis, Authorized Signatory

--------------------------------------------------------------------------------




                                OPERATING AGREEMENT

                                         OF

                             MACKLOWE CONSTRUCTION, LLC




                             Dated as of April 28, 1998




--------------------------------------------------------------------------------

                                  TABLE OF CONTENTS

                                                                            PAGE

                                     ARTICLE I
                                   DEFINED TERMS


                                      ARTICLE II
                      FORMATION AND NAME: OFFICE; PURPOSE; TERM

2.1.    Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
2.2.    Name of the Company. . . . . . . . . . . . . . . . . . . . . . . . .   6
2.3.    Purpose. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
2.4.    Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
2.5.    Registered Agent . . . . . . . . . . . . . . . . . . . . . . . . . .   6
2.6.    Members. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

                                     ARTICLE III
                          MEMBERS; CAPITAL; CAPITAL ACCOUNTS

3.1.    Initial Capital Contributions. . . . . . . . . . . . . . . . . . . .   7
3.2.    Additional Capital Contributions . . . . . . . . . . . . . . . . . .   7
3.3.    No interest on Capital Contributions . . . . . . . . . . . . . . . .   7
3.4.    Return of Capital Contributions. . . . . . . . . . . . . . . . . . .   7
3.5.    Form of Return of Capital. . . . . . . . . . . . . . . . . . . . . .   7
3.6.    Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

                                      ARTICLE IV
                           PROFIT, LOSS, AND DISTRIBUTIONS

4.1.    Distributions of Cash Flow and Allocations of
        Profit or Loss Other than Capital Transactions . . . . . . . . . . .   8
4.2.    Distributions of Capital Proceeds and Allocation
        of Profit or Loss from Capital Transactions. . . . . . . . . . . . .   8
4.3.    Regulatory Allocations . . . . . . . . . . . . . . . . . . . . . . .  10
4.4.    Liquidation and Dissolution. . . . . . . . . . . . . . . . . . . . .  11
4.5.    General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

                                      ARTICLE V
                        MANAGEMENT: RIGHTS, POWERS, AND DUTIES

5.1.    Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
5.2.    Limitation on Authority of Members . . . . . . . . . . . . . . . . .  13
5.3.    Meetings of and Voting by Members. . . . . . . . . . . . . . . . . .  13

5.4.    Personal Service . . . . . . . . . . . . . . . . . . . . . . . . . .  14
5.5.    Duties of Parties. . . . . . . . . . . . . . . . . . . . . . . . . .  14
5.6.    Liability and Indemnification. . . . . . . . . . . . . . . . . . . .  14
5.7.    Power of Attorney. . . . . . . . . . . . . . . . . . . . . . . . . .  15

                                      ARTICLE VI
                   TRANSFER OF INTERESTS AND WITHDRAWAL OF MEMBERS

6.1.    Transfers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
6.2.    Voluntary Withdrawal . . . . . . . . . . . . . . . . . . . . . . . .  16

                                     ARTICLE VII
                            DISSOLUTION, LIQUIDATION, AND
                              TERMINATION OF THE COMPANY

7.1.    Events of Dissolution. . . . . . . . . . . . . . . . . . . . . . . .  16
7.2.    Procedure for Winding Up and Dissolution . . . . . . . . . . . . . .  17
7.3.    Filing of Articles of Dissolution. . . . . . . . . . . . . . . . . .  17

                                     ARTICLE VIII
                    BOOKS, RECORDS, ACCOUNTING, AND TAX ELECTIONS

8.1.    Bank Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
8.2.    Books and Records. . . . . . . . . . . . . . . . . . . . . . . . . .  17
8.3.    Annual Accounting Period . . . . . . . . . . . . . . . . . . . . . .  18
8.4.    Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
8.5.    Tax Matters Member . . . . . . . . . . . . . . . . . . . . . . . . .  18
8.6.    Tax Elections. . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
8.7.    Title to Company Property. . . . . . . . . . . . . . . . . . . . . .  18

                                      ARTICLE IX
                                  GENERAL PROVISIONS

9.1.    Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
9.2.    Notifications. . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
9.3.    Specific Performance . . . . . . . . . . . . . . . . . . . . . . . .  19
9.4.    Complete Agreement . . . . . . . . . . . . . . . . . . . . . . . . .  19
9.5.    Applicable Law . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
9.6.    Article and Section Titles . . . . . . . . . . . . . . . . . . . . .  20
9.7.    Binding Provisions . . . . . . . . . . . . . . . . . . . . . . . . .  20
9.8.    Exclusive Jurisdiction and Venue . . . . . . . . . . . . . . . . . .  20
9.9.    Terms. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
9.10.   Separability of Provisions . . . . . . . . . . . . . . . . . . . . .  20
9.11.   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
9.12.   Estoppel Certificate . . . . . . . . . . . . . . . . . . . . . . . .  20

     THIS OPERATING AGREEMENT, dated as of April 28, 1998, of Macklowe Construction, LLC, by and between Macklowe Properties, L.P. and such other persons or entities as may from time to time be admitted to the Company

                                EXPLANATORY STATEMENT

     WHEREAS, the parties have agreed to organize and operate a limited liability company in accordance with the terms and subject to the conditions set forth in this Agreement.

     WHEREAS, the parties desire to provide for the regulation and establishment of the affairs of the Company, the conduct of its business and the relations among them as Members of the Company.

     NOW, THEREFORE, for and in consideration of the premises stated, and for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties, intending legally to be bound, agree as follows:


                                     ARTICLE I
                                   DEFINED TERMS


     The following capitalized terms shall have the meaning specified in this
Article I. Other terms are defined in the text of this Agreement; and, throughout this Agreement, those terms shall have the meanings respectively ascribed to them.

     "Adjusted Capital Account Deficit" means, with respect to any Economic Interest Holder, the deficit balance, if any, in the Economic Interest Holder's Capital Account as of the end of the relevant taxable year, after giving effect to the following adjustments:

             (i) the deficit shall be decreased by the amounts which the Economic interest Holder is obligated to restore pursuant to Section 4.4.2 or is deemed obligated to restore pursuant to Regulation Section 1.704-1(b)(2)(ii)(c); and

            (ii) the deficit shall be increased by the items described in Regulation Sections 1.704-1(b)(2)(ii)-(d)(4), (5), and (6).

     "Adjusted Capital Balance" means, as of any day, an Economic Interest Holder's total Capital Contributions less all amounts actually distributed to the Economic Interest Holder pursuant to Sections 4.2.3.4.1 and 4.4 hereof. If any Economic Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Adjusted Capital Balance of the transferor to the extent the Adjusted Capital Balance relates to the Economic interest transferred.

     "Affiliate" means, with respect to any Member, any Person: (i) which owns more than 50% of the voting interests in the Member; or (ii) in which the Member owns more than 50% of the voting interests; or (iii) in which more than 50% of the voting interests are owned by a Person who has a relationship with the Member described in clause (i) or (ii) above or who otherwise controls, is controlled by, or under common control with, another person.

     "Agreement" means this Operating Agreement, as amended from time to time.

     "Capital Account" means the account to be maintained by the Company for each Economic Interest Holder in accordance with the following provisions:

        (i) an Economic Interest Holder's Capital Account shall be credited with the Economic Interest Holder's Capital Contributions, the amount of any Company liabilities assumed by the Economic Interest Holder (or which are secured by Company property distributed to the Economic Interest Holder), the Economic Interest Holder's distributive share of Profit and any item in the nature of income or gain specially allocated to the Economic Interest Holder pursuant to the provisions of Article IV (other than Section 4.3.3); and

       (ii) an Economic Interest Holder's Capital Account shall be debited with the amount of money and the fair market value of any Company property distributed to the Economic Interest Holder, the amount of any liabilities of the Economic Interest Holder assumed by the Company (or which are secured by property contributed by the Economic Interest Holder to the Company), the Economic Interest Holder's distributive share of loss and any item in the nature of expenses or losses specially allocated to the Economic Interest Holder pursuant to the provisions of Article IV (other than Section 4.3.3).

     If any Economic Interest is transferred pursuant to the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent the Capital Account is attributable to the transferred Economic Interest. If the book value of Company property is adjusted pursuant to Section 4.3.3, the Capital Account of each Economic Interest Holder shall be adjusted to reflect the aggregate adjustment in the same manner as if the Company had recognized gain or loss equal to the amount of such aggregate adjustment. It is intended that the Capital Accounts of all Economic Interest Holders shall be maintained in compliance with the provisions of Regulation Section 1.704-1(b), and all provisions of this Agreement relating to the maintenance of Capital Accounts shall be interpreted and applied in a manner consistent with at Regulation.

     "Capital Contribution" means the total amount of cash and the fair market value of any other assets contributed (or deemed contributed under Regulation
Section 1.704-1(b)(2)(iv)(d)) to the Company by a Member, net of liabilities assumed or to which the assets are subject.

     "Capital Proceeds" means the gross receipts received by the Company from a Capital Transaction.

     "Capital Transaction" means any transaction not in the ordinary course of business which results in the Company's receipt of cash or other consideration other than Capital Contributions, including, without limitation, proceeds of sales or exchanges or other dispositions of property not in the ordinary course of business, financings, refinancings, condemnations, recoveries of damage awards, and insurance proceeds.

     "Cash Flow" means all cash funds derived from operations of the Company (including interest received on reserves), without reduction for any non-cash charges, but less cash funds used to pay current operating expenses and to pay or establish reasonable reserves for future expenses, debt payments, capital improvements, and replacements as determined by the General Manager. Cash Flow shall not include Capital Proceeds but shall be increased by the reduction of any reserve previously established.

     "Code" means the Internal Revenue Code of 1986, as amended, or any corresponding provision of any succeeding law.

     "Company" means the limited liability company formed in accordance with this Agreement.

     "Economic Interest" means a Person's share of the Profits and Losses of, and the right to receive distributions from, the Company.

     "Economic Interest Holder" means any Person who holds an Interest, whether as a Member or an unadmitted assignee of a Member.

     "Family Member" means a Member's spouse, lineal ancestors or descendants by birth or adoption, siblings, and trusts for the exclusive benefit of a Member or any of the foregoing individuals.

     "General Manager" means the Person designated as such in Article V.

     "Involuntary Withdrawal" means, with respect to any Member, the occurrence of any of the following events:

          (i)    the Member makes an assignment for the benefit of creditors;

         (ii)    the Member files a voluntary petition of bankruptcy;

        (iii) the Member is adjudged bankrupt or insolvent or there is entered against the Member an order for relief in any bankruptcy or insolvency proceeding;

         (iv) the Member files a petition seeking for the Member any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation;

          (v) the Member seeks, consents to, or acquiesces in the appointment of a trustee for, receiver for, or liquidation of the Member or of all or any substantial part of the Member's properties;

         (vi) the Member files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in any proceeding described in Subsections (i) rough (v);

        (vii) any proceeding against the Member seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation, continues for one hundred twenty
(120) days after the commencement thereof, or the appointment of a trustee, receiver, or liquidator for the Member or all or any substantial part of the Member's properties without the Member's agreement or acquiescence, which appointment is not vacated or stayed for one hundred twenty (120) days or, if the appointment is stayed, for one hundred twenty (120) days after the expiration of the stay during which period the appointment is not vacated;

       (viii) if the Member is an individual, the Member's death, incapacity, or adjudication by a court of competent jurisdiction as incompetent to manage the Member's person or property;

         (ix) if the Member is acting as a Member by virtue of being a trustee of a trust, the termination of the trust;

          (x) if the Member is a partnership or limited liability company, the dissolution and commencement of winding up of the partnership or limited liability company;

         (xi) the Member is a corporation, the dissolution of the corporation or the revocation of its charter;

        (xii) if the Member is an estate, the distribution by the fiduciary of the estate's entire interest in the Company;

     "Law" means the New York Limited Liability Company Law, as amended from time to time.

     "Member" means each Person signing this Agreement and any Person who subsequently is admitted as a member of the Company.

     "Membership Interest" means all of the rights of a Member in the Company, including a Member's: (i) Economic Interest; (ii) right to inspect the Company's books and records; (iii) right to participate in the management of and vote on matters coming before the Company; and (iv) unless this Agreement or the Articles of Organization provide to the contrary, right to act as an agent of the Company.

     "Member Loan Nonrecourse Deductions" means any Company deductions that would be Nonrecourse Deductions if they were not attributable to a loan made or guaranteed by a Member within the meaning of Regulation Section 1.704-2(i).

     "Minimum Gain" has the meaning set forth in Regulation Section 1.704-2(d). Minimum Gain shall be computed separately for each Economic Interest Holder in a manner consistent with the Regulations under Code Section 704(b).

     "Negative Capital Account" means a Capital Account with a balance of less than zero.

     "Nonrecourse Deductions" has the meaning set forth in Regulation Section 1.704-2(b)(1). The amount of Nonrecourse Deductions for a taxable year of the Company equals the net increase, if any, in the amount of Minimum Gain during that taxable year, determined according to the provisions of Regulation Section 1.704-2(c).

     "Nonrecourse Liability" means any liability of the Company with respect to which no Member has personal liability, as determined in accordance with Code
Section 752 and the Regulations promulgated thereunder.

     "Percentage" means, as to a Member, the percentage set forth after the Member's name on Exhibit A, as amended from time to time, and as to an Economic Interest Holder who is not a Member, the Percentage of the Member whose Economic Interest has been acquired by such Economic Interest Holder, to the extent the Economic Interest Holder has succeeded to that Member's Economic Interest.

     "Person" means and includes an individual, corporation, partnership, association, limited liability company, trust, estate, or other entity.

     "Positive Capital Account" means a Capital Account with a balance greater than zero.

     "Profit" and "Loss" mean, for each taxable year of the Company (or other period for which Profit or Loss must be computed), the Company's taxable income or loss determined in accordance with Code Section 703(a), with the following adjustments:

          (i) all items of income, gain, loss, deduction, or credit required to be stated separately pursuant to Code Section 703(a)(1) shall be included in computing taxable income or loss; and

         (ii) any tax-exempt income of the Company, not otherwise taken into account in computing Profit or Loss, shall be included in computing taxable income or loss; and

        (iii) any expenditures of the Company described in Code Section 705(a)(2)(B) (or treated as such pursuant to Regulation Section
1.704-l(b)(2)(iv)(i)) and not otherwise taken into account in computing Profit or Loss, shall be subtracted from taxable income or loss; and

         (iv) gain or loss resulting from any taxable disposition of Company property shall be computed by reference to the adjusted book value of the property disposed of, notwithstanding the fact that the adjusted book value differs from the adjusted basis of the property for federal income tax purposes; and

          (v) in lieu of the depreciation, amortization, or cost recovery deductions allowable in computing taxable income or loss, there shall be taken into account the depreciation computed based upon the adjusted book value of the asset; and

         (vi) notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 4.3 hereof shall not be taken into account in computing Profit or Loss.

     "Regulation" means the income tax regulations, including any temporary regulations, from time to time promulgated under the Code.

     "Transfer" means, when used as a noun, any sale, hypothecation, pledge, assignment, attachment, or other transfer, and, when used as a verb, means to sell, hypothecate, pledge, assign, or otherwise transfer.

     "Voluntary Withdrawal" means a Member's disassociation with the Company by means other than a Transfer or an Involuntary Withdrawal.


                                     ARTICLE II
                     FORMATION AND NAME: OFFICE; PURPOSE; TERM


2.1. ORGANIZATION. The parties shall organize a limited liability company pursuant to the Law and the provisions of this Agreement and, for that purpose, shall cause Articles of Organization to be executed and filed with the New York Department of State.

2.2. NAME OF THE COMPANY. The name of the Company shall be Macklowe Construction, LLC The Company may do business under that name and under any other name or names which the General Manager selects. If the Company does business under a name other than that set forth in its Articles of Organization, then the Company shall file a certificate with the Department of State as required by General Business Law Section 130.

2.3. PURPOSE. The business purpose for which the Company is formed shall be to engage in any lawful act or activity for which limited liability companies may be organized under the Law.

2.4. TERM. The term of the Company shall be 50 years from the date of the filing of Articles of Organization with the Department of State, unless its existence is sooner terminated pursuant to Article VII of this Agreement.

2.5. REGISTERED AGENT. The name and address of the Company's registered agent in the State of New York shall be the Secretary of the State of New York. All copies of process shall be sent c/o The Macklowe Organization, 142 West 57th Street, New York, New York, 10019.

2.6. MEMBERS. The name, present mailing address, and Percentage of each Member are set forth on Exhibit A.

                                    ARTICLE III
                         MEMBERS; CAPITAL; CAPITAL ACCOUNTS


3.1. INITIAL CAPITAL CONTRIBUTIONS. Upon the execution of this Agreement, the Members shall contribute to the Company cash in the amounts respectively set forth on Exhibit A as initial contributions.

3.2.    ADDITIONAL CAPITAL CONTRIBUTIONS.

        3.2.1. If the General Manager at any time or from time to time determines that the Company requires additional Capital Contributions, then the General Manager shall give notice to each Member of (i) the total amount of additional Capital Contributions required, (ii) the reason the additional Capital Contribution is required, (iii) each Member's proportionate share of the total additional Capital Contribution (determined in accordance with this Section), and (iv) the date each Member's additional Capital Contribution is due and payable, which date shall be thirty (30) days after the notice has been given. A Member's share of the total additional Capital Contribution shall be equal to the product obtained by multiplying the Member's Percentage and the total additional Capital Contribution required. A Member's share shall be payable in cash or by certified check, or wire transfer.

        3.2.2. Except as provided in Section 3.2.1, no Member shall be required to contribute any additional capital to the Company, and no Member shall have any personal liability for any obligation of the Company.

        3.2.3. If a Member fails to pay when due all or any portion of any Capital Contribution, the General Manager shall request the non-defaulting Members to pay the unpaid amount of the defaulting Member's Capital Contribution (the "Unpaid Contribution"). To the extent the Unpaid Contribution is contributed by any other Member, the defaulting Member's Percentage shall be reduced and the Percentage of each Member who makes up the Unpaid Contribution shall be increased, so that each Member's Percentage is equal to a fraction, the numerator of which is that Member's total Capital Contribution and the denominator of which is the total Capital Contributions of all Members. The General Manager shall amend Exhibit A accordingly. This remedy is in addition to any other remedies allowed by law or by this Agreement.

3.3. NO INTEREST ON CAPITAL CONTRIBUTIONS. Economic Interest Holders shall not be paid interest on their Capital Contributions.

3.4. RETURN OF CAPITAL CONTRIBUTIONS. Except as otherwise provided in this Agreement, no Economic Interest Holder shall have the right to receive any return of any Capital Contribution.

3.5. FORM OF RETURN OF CAPITAL. If an Economic Interest Holder is entitled to receive a return of a Capital Contribution, the Economic Interest Holder shall not have the right to receive anything but cash in return of the Economic Interest Holder's Capital Contribution.

        3.5.1. CAPITAL ACCOUNTS. A separate Capital Account shall be maintained for each Economic Interest Holder.

3.6. LOANS. The General Manager, may, at any time, make or cause a loan to be made to the Company in any amount and on such terms as deemed necessary by the General Manager.


                                     ARTICLE IV
                          PROFIT, LOSS, AND DISTRIBUTIONS


4.1.    Distributions of Cash Flow and Allocations of
        PROFIT OR LOSS OTHER THAN CAPITAL TRANSACTIONS.

        4.1.1. CASH FLOW. Cash flow from each taxable year of the Company shall be distributed to the Economic Interest Holders in proportion to their Percentages no later than ninety (90) days after the end of the taxable year.

        4.1.2. PROFIT OR LOSS WHILE SINGLE MEMBER LLC. For federal income tax purposes, during such time as Macklowe Properties, L.P. is the sole member of the Company, all assets, liabilities and items of income deduction and credit of the Company shall be treated as assets, liabilities and such items of the sole Member. If any other persons or entities are admitted to the Company, the Profit and Loss provisions of 4.1.3, 4.2 and 4.3 shall apply.

        4.1.3. PROFIT OR LOSS OTHER THAN FROM A CAPITAL TRANSACTION. After giving effect to the special allocations set for in Section 4.3, for any taxable year of the Company, Profit or Loss (other than Profit or Loss resulting from a Capital Transaction, which Profit or Loss shall be allocated in accordance with the provisions of Sections 4.2.1 and 4.2.2) shall be allocated to the Economic Interest Holders in proportion to their Percentages.

4.2.    Distributions of Capital Proceeds and Allocation
        OF PROFIT OR LOSS FROM CAPITAL TRANSACTIONS.

        4.2.1. PROFIT. After giving effect to the special allocations set forth in Section 4.3., Profit from a Capital Transaction shall be allocated as follows:

                 4.2.1.1. If one or more Economic Interest Holders has a Negative Capital Account, to those Economic Interest Holders, in proportion to their Negative Capital Accounts, until all of those Negative Capital Accounts have been increased to zero.

                 4.2.1.2. To the Economic Interest Holders in accordance with, and in the order and priority of, the cumulative distributions made (other than distributions representing in the judgement of the General Manager, a return of capital which are hereinafter referred to as "Excluded Distributions") pursuant to this Agreement with respect to the current fiscal year and for all prior fiscal years until the aggregate amount allocated to each Member pursuant to this Section 4.2.1.2 equals the aggregate amount distributed to each Member (other than Excluded Distributions) pursuant to Article IV; PROVIDED, HOWEVER, that if the Profits allocable under this Section for the current fiscal year and all prior fiscal years exceed the cumulative distributions (other than Excluded Distributions) pursuant to Article IV with respect to the current fiscal year and all prior fiscal years (the "Excess Profits") the portion of the Excess Profits derived in the current fiscal year shall be allocated to the Members in accordance with, and in the order and priority of, the Distributions that would have been made pursuant to Article IV had distributions been made in the current fiscal year in an amount equal to the Excess Profits derived in the current fiscal year.

        4.2.2. LOSS. After giving effect to the special allocations set forth in Section 4.3, Loss from a Capital Transaction shall be allocated as follows:

                 4.2.2.1. If one or more Economic Interest Holders has a Positive Capital Account, to those Economic Interest Holders, in proportion to their Positive Capital Accounts, until all Positive Capital Accounts have been reduced to zero.

                 4.2.2.2. Any Loss not allocated to reduce Positive Capital Accounts to zero pursuant to Section 4.2.2.1 shall be allocated to the Economic Interest Holders in proportion to their Percentages.

        4.2.3. CAPITAL PROCEEDS. Capital Proceeds shall be distributed and applied by the Company in the following order and priority:

                 4.2.3.1. to the payment of all expenses of the Company incident to the Capital Transaction, then

                 4.2.3.2. to the payment of debts and liabilities of the Company then due and outstanding (including all debts due to any Economic Interest Holder); then

                 4.2.3.3. to the establishment of any reserves which the General Manager deems necessary for liabilities or obligations of the Company; then

                 4.2.3.4.     the balance shall be distributed as follows:

                 4.2.3.4.1. to the Economic Interest Holders in proportion to their Adjusted Capital Balances, until their remaining Adjusted Capital Balances have been paid in full;

                 4.2.3.4.2. the balance, to the Economic Interest Holders in proportion to their Percentages.

4.3.    REGULATORY ALLOCATIONS.

        4.3.1. QUALIFIED INCOME OFFSET. No Economic Interest Holder shall be allocated Losses or deductions if the allocation causes the Economic Interest Holder to have an Adjusted Capital Account Deficit. If an Economic Interest Holder receives (1) an allocation of Loss or deduction (or item thereof) or (2) any distribution, which causes the Economic Interest Holder to have an Adjusted Capital Account Deficit at the end of any taxable year, then all items of income and gain of the Company (consisting of a pro rata portion of each item of Company income, including gross income and gain) for that taxable year shall be allocated to that Economic Interest Holder, before any other allocation is made of Company items for that taxable year, in the amount and in proportions required to eliminate the excess as quickly as possible. This Section 4.3.1 is intended to comply with, and shall be interpreted consistently with, the "qualified income offset" provisions of the Regulations promulgated under Code
Section 704(b).

        4.3.2.   MINIMUM GAIN CHARGEBACK.  Except as set forth in Regulation
Section 1.704-2(f)(2), (3), and (4), if, during any taxable year, there is a net decrease in Minimum Gain, each Economic Interest Holder, prior to any other allocation pursuant to this Article IV, shall be specially allocated items of gross income and gain for such taxable year (and, if necessary, subsequent taxable years) in an amount equal to that Economic Interest Holder's share of the net decrease of Minimum Gain, computed in accordance with Regulation Section
1.704-2(g).   Allocations of gross income and gain pursuant to this Section
4.3.2 shall be made first from gain recognized from the disposition of Company assets subject to nonrecourse liabilities (within the meaning of the Regulations promulgated under Code Section 752), to the extent of the Minimum Gain attributable to those assets, and thereafter, from a pro rata portion of the Company's other items of income and gain for the taxable year. It is the intent of the parties hereto that any allocation pursuant to this Section 4.3.2 shall constitute a "minimum gain chargeback" under Regulation Section 1.704-2(f).

        4.3.3.   CONTRIBUTED PROPERTY AND BOOK-UPS.  In accordance with Code
Section 704(c) and the Regulations thereunder, as well as Regulation Section 1.704-1(b)(2)(iv)(d)(3), income, gain, loss, and deduction with respect to any property contributed (or deemed contributed) to the Company shall, solely for tax purposes, be allocated among the Economic Interest Holders so as to take account of any variation between the adjusted basis of the property to the Company for federal income tax purposes and its fair market value at the date of contribution (or deemed contribution). If the adjusted book value of any Company asset is adjusted as provided herein, subsequent allocations of income, gain, loss, and deduction with respect to the asset shall take account of any variation between the adjusted basis of the asset for federal income tax purposes and its adjusted book value in the manner required under Code Section 704(c) and the Regulations thereunder.

        4.3.4. CODE SECTION 754 ADJUSTMENT. To the extent an adjustment to the tax basis of any Company asset pursuant to Code Section 734(b) or Code
Section 743(b) is required, pursuant to Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of the adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases basis), and the gain or loss shall be specially allocated to the Economic Interest Holders in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to at Section of the Regulations.

        4.3.5. NONRECOURSE DEDUCTIONS. Nonrecourse Deductions for a taxable year or other period shall be specially allocated among the Economic Interest Holders in proportion to their Percentages.

        4.3.6. MEMBER LOAN NONRECOURSE DEDUCTIONS. Any Member Loan Nonrecourse Deduction for any taxable year or other period shall be specially allocated to the Economic Interest Holder who bears the risk of loss with respect to the loan to which the Member Loan Nonrecourse Deduction is attributable in accordance with Regulation Section 1.704-2(b).

        4.3.7. GUARANTEED PAYMENTS. To the extent any compensation paid to any Member by the Company, including any fees payable to any Member pursuant to
Section 5.3 hereof, is determined by the Internal Revenue Service not to be a guaranteed payment under Code Section 707(c) or is not paid to the Member other than in the Person's capacity as a Member within the meaning of Code Section 707(a), the Member shall be specially allocated gross income of the Company in an amount equal to the amount of that compensation, and the Member's Capital Account shall be adjusted to reflect the payment of that compensation.

        4.3.8. UNREALIZED RECEIVABLES. If an Economic Interest Holder's Economic Interest is reduced (provided the reduction does not result in a complete termination of the Economic Interest Holder's Economic Interest), the Economic Interest Holders share of the Company's "unrealized receivables" and "substantially appreciated inventory" (within the meaning of Code Section 751) shall not be reduced, so that, notwithstanding any other provision of this Agreement to the contrary, that portion of the Profit otherwise allocable upon a liquidation or dissolution of the Company pursuant to Section 4.4 hereof which is taxable as ordinary income (recaptured) for federal income tax purposes shall, to the extent possible without increasing the total gain to the Company or to any Economic Interest Holder, be specially allocated among the Economic Interest Holders in proportion to the deductions (or basis reductions treated as deductions) giving rise to such recapture. Any questions as to the aforesaid allocation of ordinary income (recapture), to the extent such questions cannot be resolved in the manner specified above, shall be resolved by the General Manager.

        4.3.9. WITHHOLDING. All amounts required to be withheld pursuant to Code Section 1446 or any other provision of federal, state, or local tax law shall be treated as amounts actually distributed to the affected Economic Interest Holders for all purposes under this Agreement.

4.4.    LIQUIDATION AND DISSOLUTION.

        4.4.1. If the Company is liquidated, the assets of the Company shall be distributed to the Economic Interest Holders in accordance with the provisions of Section 4.2.3.4.

        4.4.2. No Economic Interest Holder shall be obligated to restore a Negative Capital Account.

4.5.    GENERAL.

        4.5.1. Except as otherwise provided in this Agreement, the timing and amount of all distributions shall be determined by the General Manager.

        4.5.2. It any assets of the Company are distributed in kind to the Economic Interest Holders, those assets shall be valued on the basis of their fair market value, and any Economic Interest Holder entitled to any interest in those assets shall receive that interest as a tenant-in-common with all other Economic Interest Holders so entitled. Unless the Members otherwise agree, the fair market value of the assets shall be determined by an independent appraiser who shall be selected by the General Manager. The Profit or Loss for each unsold asset shall be determined as if the asset had been sold at its fair market value, and the Profit or Loss shall be allocated as provided in Section
4.2 and shall be properly credited or charged to the Capital Accounts of the Economic Interest Holders prior to the distribution of the assets in liquidation pursuant to Section 4.4.

        4.5.3. All Profit and Loss shall be allocated, and all distributions shall be made to the Persons shown on the records of the Company to have been Economic Interest Holders as of the last day of the taxable year for which the allocation or distribution is to be made. Notwithstanding the foregoing, unless the Company's taxable year is separated into segments, if there is a Transfer or Involuntary Withdrawal during the taxable year, the Profit and Loss shall be allocated between the original Economic Interest Holder and the successor on the basis of the number of days each was an Economic Interest Holder during the taxable year; provided, however, the Company's taxable year shall be segregated into two or more segments in order to account for Profit, Loss, or proceeds attributable to a Capital Transaction or to any other extraordinary nonrecurring items of the Company.

        4.5.4. The General Manager is hereby authorized, upon the advice of the Company's tax counsel, to amend this Article IV to comply with the Code and the Regulations promulgated under Code Section 704(b); PROVIDED, HOWEVER, that no amendment shall materially affect distributions to an Economic Interest Holder without the Economic Interest Holder's prior written consent.


                                     ARTICLE V
                       MANAGEMENT: RIGHTS, POWERS, AND DUTIES

5.1.    MANAGEMENT.

        5.1.1. GENERAL MANAGER. Macklowe Properties, L.P. is hereby appointed the manager of the Company (the "General Manager"). The business and control of the Company shall be managed under the direction and control of the General Manager, and all powers of the Company shall be exercised by or under the control the authority of the General Manager. No other Person shall have any right or authority to act for or bind the Company except as permitted by this Agreement or required by Law.

        5.1.2. GENERAL POWERS. The General Manager shall have the full power to execute and deliver, for and on behalf of the Company, and any and all documents and instruments which may be necessary or desirable to carry on the business of the Company, including without limitation, any and all deeds, contracts, leases, mortgages, deeds of trust, promissory notes, security agreements, and financing statements pertaining to the Company's assets or obligations, and to authorize the confession of judgment against the Company. No person dealing with the General Manager shall need to inquire into the validity of any document or instrument executed in the name of the Company by the General Manager, or as to the authority of the General Manager in executing the same.

5.2.    LIMITATION ON AUTHORITY OF MEMBERS.

        5.2.1. No Member is an agent of the Company solely by virtue of being a Member and no Member has authority to act for the Company solely by virtue of being a Member.

        5.2.2. This Section 5.1 supersedes any authority granted to the Members pursuant to Section 401 of the Law. Any Member who takes any action or binds the Company in violation of this Section 5.1 shall be solely responsible for any loss and expense incurred by the Company as a result of the unauthorized action and shall indemnify and hold the Company harmless with respect to the loss or expense.

5.3.    MEETINGS OF AND VOTING BY MEMBERS.

        5.3.1. A meeting of the Members may be called at any time by the General Manager or by those Members holding at least 20 percent (20%) of the Percentages then held by Members. Meetings of Members shall be held at the Company's principal place of business or at any other place in New York, New York designated by the Person calling the meeting. Not less than ten (10) nor more than sixty (60) days before each meeting, the Person calling the meeting shall give written notice of the meeting to each Member entitled to vote at the meeting. The notice shall state the place, date, hour, and purpose of the meeting. Notwithstanding the foregoing provisions, each Member who is entitled to notice waives notice if before or after the meeting the Member signs a waiver of the notice which is filed with the records of Members' meetings, or is present at the meeting in person or by proxy without objecting to the lack of notice. Unless this Agreement provides otherwise, at a meeting of Members, the presence in person or by proxy of Members holding not less than a majority (over 50 percent) of the Percentages then held by Members constitutes a quorum. A Member may vote either in person or by written proxy signed by the Member or by the Member's duly authorized attorney in fact.

        5.3.2. Except as otherwise provided in this Agreement, the affirmative vote of Members holding a majority (over 50 percent) or more of the Percentages then held by Members shall be required to approve any matter coming before the Members.

        5.3.3. In lieu of holding a meeting, the Members may vote or otherwise take action by a written instrument indicating the consent of Members holding such Percentages then held by Members as would be required for Members to take action under this operating agreement. If such consent is not unanimous, prompt notice shall be given to those Members who have not consented in writing but who would have been entitled to vote thereon had such action been taken at a meeting.

5.4.    PERSONAL SERVICE.

        5.4.1. No Member shall be required to perform services for the Company solely by virtue of being a Member. Unless approved by the General Manager, no Member shall perform services for the Company or be entitled to compensation for services performed for the Company.

        5.4.2. Upon approval of Members holding two-thirds (2/3) percent of the Percentages then held by Members, the General Manager shall be entitled to compensation for services performed for the Company in such amounts as determined by such members. Further, upon substantiation of the amount and purpose thereof, the General Manager shall be entitled to reimbursement for expenses reasonably incurred in connection with the activities of the Company.

5.5.    DUTIES OF PARTIES.

        5.5.1. The General Manager shall devote such time to the business and affairs of the Company as is necessary to carry out the General Manager's duties set forth in this Agreement.

        5.5.2. Except as otherwise expressly provided in Section 5.5.1, nothing in this Agreement shall be deemed to restrict in any way the rights of any Member, or of any Affiliate of any Member, to conduct any other business or activity whatsoever, and no Member shall be accountable to the Company or to any other Member with respect to that business or activity even if the business or activity competes with the Company's business. The organization of the Company shall be without prejudice to the Members' respective rights (or the rights of their respective Affiliates) to maintain, expand, or diversify such other interests and activities and to receive and enjoy profits or compensation therefrom. Each Member waives any rights the Member might otherwise have to share or participate in such other interests or activities of any other Member or the Member's Affiliates.

        5.5.3. Each Member understands and acknowledges that the conduct of the Company's business may involve business dealings and undertakings with Members and their Affiliates. In any of those cases, those dealings and undertakings shall be at arm's length and on commercially reasonable terms.

5.6.    LIABILITY AND INDEMNIFICATION.

        5.6.1. The General Manager shall not be liable, responsible, or accountable, in damages or otherwise, to any Member or to the Company for any act performed by the General Manager within the scope of the authority conferred on the General Manager by this Agreement, except for fraud, bad faith, gross negligence, or an intentional breach of this Agreement.

        5.6.2. The Company shall indemnify the General Manager for any act performed by the General Manager within the scope of the authority conferred on the General Manager by this Agreement, except for fraud, bad faith, gross negligence, or an intentional breach of this Agreement.

5.7.    POWER OF ATTORNEY.

        5.7.1. GRANT OF POWER. Each Member constitutes and appoints the General Manager as the Member's true and lawful attorney-in-fact
("Attorney-in-Fact"), and in the Member's name, place, and stead, to make, execute, sign, acknowledge, and file:

                 5.7.1.  one or more articles of organization;

                 5.7.2. all documents (including amendments to articles of organization) which the Attorney-in-Fact deems appropriate to reflect any amendment, charge, or modification of this Agreement;

                 5.7.3. any and all other certificates or other instruments required to be filed by the Company under the laws of the State of New York or of any other state or jurisdiction, including, without limitation, any certificate or other instruments necessary in order for the Company to continue to qualify as a limited liability company under the laws of the State of New York;

                 5.7.4.  one or more fictitious or trade name certificates; and

                 5.7.5. all documents which may be required to dissolve and terminate the Company and to cancel its articles of organization.

        5.7.2. IRREVOCABILITY. The foregoing power of attorney is irrevocable and is coupled with an interest, and, to the extent permitted by applicable law, shall survive the death or disability of a Member. It also shall survive the Transfer of an Economic Interest, except that if the transferee is admitted as a Member, this power of attorney shall survive the delivery of the assignment for the sole purpose of enabling the Attorney-in-Fact to execute, acknowledge, and file any documents needed to effectuate the substitution. Each Member shall be bound by any representations made by the Attorney-in-Fact acting in good faith pursuant to this power of attorney, and each Member hereby waives any and all defenses which may be available to contest, negate, or disaffirm the action of the Attorney-in-Fact taken in good faith under this power of attorney.


                                     ARTICLE VI
                  TRANSFER OF INTERESTS AND WITHDRAWAL OF MEMBERS


6.1. TRANSFERS. No Member may Voluntarily Transfer all, or any portion of, or any interest or rights in, the Membership Interest owned by the Member. Each Member hereby acknowledges the reasonableness of this prohibition in view of the purposes of the Company and the relationship of the Members. The voluntary Transfer of any Membership Interests, including Economic Interests, in violation of the prohibition contained in this Section 6.1 shall be deemed invalid, null and void, and of no force or effect. Any Person to whom Membership Interests are attempted to be transferred in violation of this Section 6.1 shall not be entitled to vote on matters coming before the Members, participate in the management of the Company, act as an agent of the Company, receive distributions from the Company, or have any other rights in or with respect to the Membership Interests.

        6.1.1. TRANSFERS TO AFFILIATES AND FAMILY. Notwithstanding anything set forth in this Agreement to the contrary, any Member may at any time, and from time to time, Transfer all, or any portion of, or any interest or rights in, the Member's Economic or Membership Interest to (i) any other Member; (ii) any member of the Member's Family; or (iii) any Affiliate of the Member.

        6.1.2. VOLUNTARY WITHDRAWAL. No Member shall have the right or power to Voluntarily Withdraw from the Company, except as otherwise provided by this Agreement. Any withdrawal in violation of this Agreement shall entitle the Company to damages for breach, which may be offset against the amounts otherwise distributable to such member.

6.2. VOLUNTARY WITHDRAWAL. Immediately upon the occurrence of an Involuntary Withdrawal, the successor of the Withdrawn Member shall thereupon become an Economic Interest Holder, but shall not become a Member. If the Company is continued as provided in Section 7.1.3, the successor Economic Interest Holder shall have all the rights of an Economic Interest Holder, but shall not be entitled to receive in liquidation of the Economic Interest, the fair market value of the Member's Economic Interest as of the date the Member Involuntarily withdrew from the Company.


                                    ARTICLE VII
                           DISSOLUTION, LIQUIDATION, AND
                             TERMINATION OF THE COMPANY


7.1. EVENTS OF DISSOLUTION. The Company shall be dissolved upon the happening of any of the following events:

        7.1.1. when the period fixed for its duration in Section 2.4 has expired;

        7.1.2. upon the written agreement of the Members holding 2/3 or more of the Percentages then held by Members; or

        7.1.3. the occurrence of an Involuntary Withdrawal, unless remaining Members holding 2/3 or more of the Percentages then held by Members, within ninety (90) days after the occurrence of the Involuntary Withdrawal, elect to continue the business of the Company pursuant to the terms of this Agreement.

7.2. PROCEDURE FOR WINDING UP AND DISSOLUTION. If the Company is dissolved, the General Manager shall wind up its affairs. On winding up of the Company, the assets of the Company shall be distributed, first, to creditors of the Company, including Economic Interest Holders who are creditors, in satisfaction of the liabilities of the Company, and then to the Economic Interest Holders in accordance with Section 4.4.

7.3. FILING OF ARTICLES OF DISSOLUTION. If the Company is dissolved, the General Manager shall promptly file Articles of Dissolution with the Department of State. If there is no General Manager, then the Articles of Dissolution shall be filed by the remaining Members; if there are no remaining Members, the Articles shall be filed by the last Person to be a Member; if there is neither a General Manager, remaining Members, or a Person who last was a Member, the Articles shall be filed by the legal or personal representatives of the Person who last was a Member.


                                    ARTICLE VIII
                   BOOKS, RECORDS, ACCOUNTING, AND TAX ELECTIONS


8.1. BANK ACCOUNTS. All funds of the Company shall be deposited in a bank account or accounts opened in the Company's name. The General Manager shall determine the institution or institutions at which the accounts will be opened and maintained, the types of accounts, and the Persons who will have authority with respect to the accounts and the funds therein.

8.2.    BOOKS AND RECORDS.

        8.2.1. The General Manager shall keep or cause to be kept complete and accurate books and records of the Company and supporting documentation of the transactions with respect to the Company's business. The records shall include, but not be limited to:

                 (1) a current alphabetized list of the names and addresses of all of the members, as well as the contribution and the share of profits and losses of each member or information from which such share can be readily derived;

                 (2) if the firm is managed by a manager or managers, a current alphabetized list of the names and addresses of the managers;

                 (3) a copy of the articles of organization and all amendments thereto or restatements thereof, together with executed copies of any powers of attorney pursuant to which any certificate or amendment has been executed;

                 (4) a copy of the operating agreement and any amendments thereto and any amended and restated operating agreement; and

                 (5) a copy of the limited liability company's federal, state, and local income tax or information returns and reports, if any, for the three most recent Fiscal years.

        8.2.2. The books and records shall be maintained in accordance with sound accounting practices and shall be available at the Company's principal office for examination by any Member or the Member's duly authorized representative at any and all reasonable times during normal business hours.

        8.2.3. Each Member shall reimburse the Company for all costs and expenses incurred by the Company in connection with the Member's inspection and copying of the Company's books and records.

8.3. ANNUAL ACCOUNTING PERIOD. The annual accounting period of the Company shall be its taxable year. The Company's taxable year shall be selected by the General Manager, subject to the requirements and limitations of the Code.

8.4. REPORTS. Within seventy-five (75) days after the end of each taxable year of the Company, the General Manager shall cause to be sent to each Person who was a Member at any time during the taxable year then ended: (i) an annual compilation report, prepared by the Company's independent accountants in accordance with standards issued by the American Institute of Certified Public Accountants; and (ii) a report summarizing the fees and other remuneration paid by the Company to any Member, the General Manager, or any Affiliate in respect of the taxable year. In addition, within seventy-five (75) days after the end of each taxable year of the Company, the General Manager shall cause to be sent to each Person who was an Interest Holder at any time during the taxable year then ended, that tax information concerning the Company which is necessary for preparing the Interest Holder's income tax returns for that year. At the request of any Member, and at the Member's expense, the General Manager shall cause an audit of the Company's books and records to be prepared by independent accountants for the period requested by the Member.

8.5. TAX MATTERS MEMBER. The General Manager shall be the Company's tax matters Member ("Tax Matters Member"). The Tax Matters Member shall have all powers and responsibilities provided in Code Section 6221, ET SEQ. The Tax Matters Member shall keep all Members informed of all notices from government taxing authorities which may come to the attention of the Tax Matters Member. The Company shall pay and be responsible for all reasonable third party costs and expenses incurred by the Tax Matters Member in performing those duties. Member shall be responsible for any costs incurred by the Member with respect to any tax audit or tax-related administrative or judicial proceeding against any Member, even though it relates to the

Company. The Tax Matters Member shall not compromise any dispute with the Internal Revenue Service without the approval of the Members.

8.6. TAX ELECTIONS. The General Manager shall have the authority to make all Company elections permitted under the Code, including, without limitation, elections of methods of depreciation and elections under Code Section 754. The decision to made or not make an election shall be at the General Manager's sole and absolute discretion.

8.7.    TITLE TO COMPANY PROPERTY.

        8.7.1. Except as provided in Section 8.7.2, all real and personal property acquired by the Company shall be acquired and held by the Company in its name.

        8.7.2. The General Manager may direct that legal title to all or any portion of the Company's property be acquired or held in a name other than the Company's name. Without limiting the foregoing, the General Manager may cause title to be acquired and held in its name or in the names of trustees, nominees, or straw parties for the Company. It is expressly understood and agreed that the manner of holding title to the Company's property (or any part thereof) is solely for the convenience of the Company and all of that property shall be treated as Company property.

                                     ARTICLE IX
                                 GENERAL PROVISIONS


9.1. ASSURANCES. Each Member shall execute all certificates and other documents and shall do all such filing, recording, publishing, and other acts as the General Manager deems appropriate to comply with the requirements of law for the formation and operation of the Company and to comply with any laws, rules, and regulations relating to the acquisition, operation, or holding of the property of the Company.

9.2. NOTIFICATIONS. Any notice, demand, consent, election, offer, approval, request, or other communication (collectively, a "notice") required or permitted under this Agreement must be in writing and either delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested or by facsimile transmission, provided receipt is actually acknowledged by the member or member's agent. Any notice to bc given hereunder by the Company shall be given by the General Manager. A notice must be addressed to a Member at the Members last known address on the records of the Company. A notice to the Company must be addressed to the Company's principal office. A notice delivered personally will be deemed given only when acknowledged in writing by the person to whom it is delivered. A notice that is sent by mail will be deemed given three (3) business days after it is mailed. Any party may designate, by notice to all of the others, substitute addresses or addressees for notices; and, thereafter, notices are to be directed to those substitute addresses or addressees. A notice sent by facsimile is deemed given when receipt is acknowledged.


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

9.3. SPECIFIC PERFORMANCE. The parties recognize that irreparable injury will result from a breach of any provision of this Agreement and that money damages will be inadequate to fully remedy the injury. Accordingly, in the event of a breach or threatened breach of one or more of the provisions of this Agreement, any party who may be injured (in addition to any other remedies which may be available to that party) shall be entitled to one or more preliminary or permanent orders (i) restraining and enjoining any act which would constitute a breach or (ii) compelling the performance of any obligation which, if not performed, would constitute a breach.

9.4. COMPLETE AGREEMENT. This Agreement constitutes the complete and exclusive statement of the agreement among the Members with respect to the subject matter thereof. It supersedes all prior written and oral statements, including any prior representation, statement, condition, or warranty. Except as expressly provided otherwise herein, this Agreement may not be amended without the written consent of the Members holding 2/3 or more of the Percentages then held by Members.

9.5. APPLICABLE LAW. All questions concerning the construction, validity, and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal law, not the law of conflicts, of the State of New York.

9.6. ARTICLE AND SECTION TITLES. The headings herein are inserted as a matter of convenience only and do not define, limit, or describe the scope of this Agreement or the intent of the provisions hereof.

9.7.    BINDING PROVISIONS.   This Agreement is binding upon, and inures to the
benefit of, the parties hereto and their respective heirs, executors, administrators, personal and legal representatives, successors, and permitted assigns.

9.8. EXCLUSIVE JURISDICTION AND VENUE. Any suit involving any dispute or matter arising under this Agreement may only be brought in a United States District Court located in the State of New York or any New York State Court having jurisdiction over the subject matter of the dispute or matter. All Members hereby consent to the exercise of personal jurisdiction by any such court with respect to any such proceeding.

9.9. TERMS. Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular, and plural, as the identity of the Person may in the context require.

9.10. SEPARABILITY OF PROVISIONS. Each provision of this Agreement shall be considered separable; and if, for any reason, any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

9.11. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which, when taken together, constitute one and the same document. The signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.


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

9.12. ESTOPPEL CERTIFICATE. Each Member shall, within ten (10) days after written request by the General Manager, deliver to the requesting Person a certificate stating, to the Member's knowledge, that: (a) this Agreement is in full force and effect; (b) this Agreement has not been modified except by any instrument or instruments identified in the certificate; and (c) there is no default hereunder by the requesting Person, or if there is a default, the nature and extent thereof.


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

        IN WITNESS WHEREOF, the parties have executed, or caused this Agreement to be executed, under seal, as of the date set forth hereinabove.



            GENERAL MANAGER:  Macklowe Properties, L.P.

                              By:  Macklowe Properties, Inc.
                                   Its General Partner



                                   By: /s/
                                      ------------------------------------------
                                      Name:   Harry Macklowe
                                      Title:  Chairman of the Board and
                                              Chief Executive Officer


            MEMBERS:          Macklowe Properties, L.P.

                              By:  Macklowe Properties, Inc.
                                   Its General Partner



                                   By: /s/
                                      ------------------------------------------
                                      Name:   Harry Macklowe
                                      Title:  Chairman of the Board and
                                              Chief Executive Officer


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

                             MACKLOWE CONSTRUCTION, LLC
                                OPERATING AGREEMENT


                                     EXHIBIT A
                     LIST OF MEMBERS, CAPITAL, AND PERCENTAGES


Name and Address                                                     Percentages
--------------------------------------------------------------------------------

Macklowe Properties, L.P.                                                   100%

     c/o The Macklowe Organization
     142 West 57th Street
     New York, NY 10019


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